                                                HOMELAND BANKSHARES CORPORATION                                      EXHIBIT 11

                                            STATEMENT RE COMPUTATION OF EARNINGS PER SHARE



                                                                  THREE MONTHS ENDED                SIX MONTHS ENDED
                                                                       JUNE 30,                          JUNE 30,
                                                            -------------------------------- -------------------------------

                                                                  1995            1994            1995             1994
                                                                  ----            ----            ----             ----
    NET INCOME:                                              $  3,233,904    $  2,909,475     $  6,309,905    $  5,899,175
                                                              ============    ============    ============    ============


    PRIMARY EARNINGS PER SHARE:

         Weighted average shares outstanding                    5,738,713       5,738,713        5,738,713       5,709,063

         Net effect of the assumed exercise of stock
             options based on the treasury stock
             method using average market price                        398           3,951              199          13,552
                                                              ------------    ------------    ------------    ------------
                                                                5,739,111       5,742,664        5,738,912       5,722,615
                                                              ============    ============    ============    ============

         Primary earnings per share                          $        .56    $        .51     $       1.10    $       1.03
                                                              ============    ============    ============    ============




    FULLY DILUTED EARNINGS PER SHARE:

         Weighted average shares outstanding                    5,738,713       5,738,713        5,738,713       5,709,063

         Net effect of the assumed exercise of stock
             options based on the treasury stock
             method using average market price or
             market price at the end of the period,
             whichever is higher                                    2,330           3,951            1,963          13,552
                                                              ------------    ------------    ------------    ------------
                                                                5,741,043       5,742,664        5,740,676       5,722,615
                                                              ============    ============    ============    ============

         Fully diluted earnings per share                    $        .56    $        .51     $       1.10    $       1.03
                                                              ============    ============    ============    ============

